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                                   BY-LAWS OF
                               TOLL BROTHERS. INC.

                     As Amended and Restated March 20, 2003

                             ARTICLE I -- OFFICES
                           ---------------------------

         Section 1-1. Registered Office and Registered Agent. The Corporation shall maintain a registered office and registered agent within the State of Delaware, which may be changed by the Board of Directors from time to time.

         Section 1-2. Other Offices. The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time determine.

                     ARTICLE II -- STOCKHOLDERS' MEETINGS
                  ------------------------------------------

         Section 2-1. Place of Stockholders' Meetings. Meetings of stockholders may he held at such place, either within or without the State of Delaware, as may be designated by the Board of Directors from time to time. If no such place is designated by the Board of Directors, meetings of the stockholders shall be held at the registered office of the Corporation in the State of Delaware.

         Section 2-2. Annual Meeting. A meeting of the stockholders of the Corporation shall be held in each calendar year at a date, time and place fixed by the Board of Directors. At each annual meeting, beginning in 1990, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term to expire at the annual meeting of stockholders held in the third year following the year of election.

         Section 2-3. Special Meetings. Except as otherwise specifically provided by law, special meetings of the stockholders may be called at any time:

         (a) By the Board of Directors; or

         (b) By the Chief Executive Officer of the Corporation; or

         (c) By the holders of record of not less than a majority of all the shares outstanding and entitled to vote.

         Upon the written request of any person entitled to call a special meeting, which request shall set forth the purpose for which the meeting is desired, it shall be the duty of the Secretary to give prompt written notice of such meeting to be held on such date and at such time as the Secretary may fix, subject to the provisions of Section 2-4 hereof. If the Secretary shall fail to fix such date and give notice within ten (10) days after receipt of such request, the person or persons making request may do so.

         Section 2-4. Notice of Meetings and Adjourned Meetings. Written notice stating the place, date and time of any meeting of stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States Mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

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         When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At any adjourned meeting at which a quorum is present, the Corporation may transact any business which might have been transacted at the original meeting.

         To the extent permitted by law, notice shall be deemed to have been given to all stockholders having the same address if given in accordance with the "householding" rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934, as amended (or any rules adopted in substitution or replacement thereof).

         Section 2-5. Quorum. Unless the Certificate of Incorporation provides otherwise, the presence, in person or by proxy, at a meeting of stockholders of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because of the absence of a quorum, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine.

         Section 2-6. Voting List; Proxies; and Voting. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be produced and made available for examination at the times and at the places or in the manner required by law.

         Upon the willful neglect or refusal of the Directors to produce such a list at any meeting for the election of Directors, they shall be ineligible to any office at such meeting.

         Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Each proxy shall be executed in writing, or delivered in electronic form in such manner as may be permitted by law, and shall be filed with the Secretary of the Corporation not later than the call to order of the meeting at which the proxy is to be exercised or with the judge of election or the person presiding at the meeting not later than the closing of the polls on the matter on which the proxy is to be exercised. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

         Except as otherwise specifically provided by law, the Certificate of Incorporation or these by-laws, all matters coming before the meeting other than election of Directors shall be determined by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors. All elections of Directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation. Except as otherwise specifically provided by law, the Certificate of Incorporation or these by-laws, all other votes may be taken by voice unless a stockholder demands that it be taken by ballot, in which latter event the vote shall be taken by written ballot.

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         Section 2-7. Informal Action by Stockholders. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, bearing the date of signature of each stockholder signing the consent, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (which delivery shall be by hand or by certified or registered mail, return receipt requested) within any time period required by law to the Corporation's registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. However, if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which Directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

         Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in the preceding paragraph.

         Section 2-8. Nominations of Directors. Notwithstanding the provisions of Section 2-9 of these by-laws (dealing with business at meetings of stockholders), nominations for the election of Directors may be made by the Board of Directors, by a committee appointed by the Board of Directors with authority to do so or by any stockholder of record entitled to vote in the election of Directors who is a stockholder at the record date of the meeting and also on the date of the meeting at which Directors are to be elected; provided, however, that with respect to a nomination made by a stockholder, such stockholder must provide timely written notice to the Chairman of the Board of the Corporation in accordance with the following requirements:

         (a) To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation addressed to the attention of the Chairman of the Board (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than 60 days nor more than 90 days prior to such anniversary date, and (ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, or in the case of a special meeting of stockholders called for the purpose of electing Directors, not later than the close of business on the fifth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date (which shall include disclosure of the meeting date given to a national securities exchange or the National Association of Securities Dealers) was made to stockholders; and

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         (b) Each such written notice must set forth: (i) the name and address of the stockholder who intends to make the nomination ("Nominating Stockholder"); (ii) the name and address of the beneficial owner, if different than the Nominating Stockholder, of any of the shares owned of record by the Nominating Stockholder ("Beneficial Holder"); (iii) the number of shares of each class and series of shares of the Corporation which are owned of record and beneficially by the Nominating Stockholder and the number which are owned beneficially by any Beneficial Holder; (iv) a description of all arrangements and understandings between the Nominating Stockholder and any Beneficial Holder and any other person or persons (naming such person or persons) pursuant to which the nomination is being made; (v) the name and address of the person or persons to be nominated; (vi) a representation that the Nominating Stockholder is at the time of giving of the notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the Corporation entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (vii) such other information regarding each nominee proposed by the Nominating Stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (viii) the written consent of each nominee to serve as a Director of the Corporation if so elected. The presiding officer of the meeting may, in such officer's sole discretion, refuse to acknowledge the nomination of any person which the presiding officer determines is not made in compliance with the foregoing procedure.

         Section 2-9. Business at Meetings of Stockholders.

         (a) Except as otherwise provided by law, in the Certificate of Incorporation or in these by-laws, or except as permitted by the presiding officer of the meeting in the exercise of such officer's sole discretion in any specific instance, the business which shall be voted upon or discussed at any annual or special meeting of the stockholders shall (i) have been specified in the written notice of the meeting (or any supplement thereto) given by the Corporation, (ii) be brought before the meeting at the direction of the Board of Directors, (iii) be brought before the meeting by the presiding officer of the meeting unless a majority of the Directors then in office object to such business being conducted at the meeting, (iv) in the case of a special stockholders' meeting called by a stockholder or stockholders in accordance with law or these by-laws, have been specified in the written notice of such meeting (or any supplement thereto), or (v) in the case of an annual meeting of stockholders, have been specified in a written notice given to the Corporation by or on behalf of any stockholder who shall have been a stockholder of record on the record date for such meeting and who shall continue to be entitled to vote thereat (the "Stockholder Notice"), in accordance with all of the requirements set forth below.


         (b) Each Stockholder Notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation addressed to the attention of the Secretary (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than 60 days nor more than 90 days prior to such anniversary date, provided that a proposal submitted by a stockholder for inclusion in the Corporation's proxy statement for an annual meeting which is appropriate for inclusion therein and otherwise complies with Securities Exchange Act of 1934 Rule 14a-8 (including timeliness), shall be deemed to have also been submitted timely pursuant to these by-laws, and (ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the fifth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date (which shall include disclosure of the meeting date given to a national securities exchange or the National Association of Securities Dealers) was made to stockholders. Each such Stockholder Notice must set forth (A) the name and address of the stockholder who intends to bring the business before the annual meeting ("Proposing Stockholder"); (B) the name and address of the beneficial owner, if different than the Proposing Stockholder, of any of the shares owned of record by the Proposing Stockholder ("Beneficial Owner"); (C) the number of shares of each class and series of shares of the Corporation which are owned of record and beneficially by the Proposing Stockholder and the number which are owned beneficially by any Beneficial Owner; (D) any interest (other than an interest solely as a stockholder) which the Proposing Stockholder or a Beneficial Owner has in the business being proposed by the Proposing Stockholder; (E) a description of all arrangements and understandings between the Proposing Stockholder and any Beneficial Owner and any other person or persons (naming such person or persons) pursuant to which the proposal in the Stockholder Notice is being made; (F) a description of the business which the Proposing Stockholder seeks to bring before the annual meeting, the reason for doing so and, if a specific action is to be proposed, the text of the resolution or resolutions which the Proposing Stockholder proposes that the Corporation adopt; and (G) a representation that the Proposing Stockholder is at the time of giving the Stockholder Notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the Corporation entitled to vote at such meeting and will appear in person or by proxy at the meeting to bring the business specified in the Stockholder Notice before the meeting. The presiding officer of the meeting may, in such officer's sole discretion, refuse to acknowledge any business proposed by a stockholder if the presiding officer determines that the foregoing procedure has not been complied with or if the proposing stockholder does not appear in person or by proxy at the meeting to bring such proposed business before the meeting.

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         Section 2-10. Inspectors of Elections. In advance of any meeting of stockholders of the Corporation, the Board of Directors shall appoint one or more inspectors to act at the meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If an inspector or alternate is not appointed, or, if appointed, is not able, to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.

                       ARTICLE III -- BOARD OF DIRECTORS
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         Section 3-1. Number and Classification. The business and affairs of the
Corporation shall be managed by and under the direction of the Board of Directors. The number of members of the Board of Directors shall be the number of Directors serving at the time of adoption of this Section 3-1 or such other number as may thereafter from time to time (i) be determined by the Board of Directors, or (ii) be set forth in a notice of a meeting of stockholders called by the Board of Directors for the election of Directors. The effective date of a change in the size of the Board of Directors by reason of a notice described in clause (ii) in the preceding sentence shall be the date the election called for by the notice is held, unless determined otherwise by the Board of Directors.

         The Directors shall be classified, with respect to duration of the term for which they severally hold office, into three classes as nearly equal in number as reasonably possible. Such classes shall originally consist of: one (1) class consisting of two (2) Directors which shall be elected at the annual meeting of stockholders held in 1989 for a term expiring at the annual meeting of stockholders to be held in 1990; a second class constituting of two (2) Directors which shall be elected at the annual meeting of stockholders held in 1989 for a term expiring at the annual meeting of stockholders to be held in 1991; and a third class consisting of two (2) Directors which shall be elected at the annual meeting of stockholders held in 1989 for a term expiring at the annual meeting of stockholders to be held in 1992. The Board of Directors shall increase or decrease the number of Directors in one or more classes as may be appropriate whenever it increases or decreases the number of Directors pursuant to this Section 3-1, in order to ensure that the three classes shall be as nearly equal in number as reasonably possible. At each annual meeting of stockholders beginning in 1990, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

         Section 3-2. Place of Meeting. Meetings of the Board of Directors may be held at such place either within or without the State of Delaware, as a majority of the Directors may from time to time designate or as may be designated in the notice calling the meeting.

         Section 3-3. Regular Meetings. A regular meeting of the Board of Directors shall be held annually, immediately following the annual meeting of stockholders, at the place where such meeting of the stockholders is held or at such other place, date and time as a majority of the newly elected Directors may designate. At such meeting the Board of Directors shall elect officers of the Corporation. In addition to such regular meeting, the Board of Directors shall have the power to fix, by resolution, the place, date and time of other regular meetings of the Board.

         Section 3-4. Special Meetings. Special meetings of the Board of Directors shall be held whenever ordered by the Chief Executive Officer, by a majority of the members of the executive committee, if any, or by a majority of the Directors in office.

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         Section 3-5. Notices of Meetings of Board of Directors.

         (a) Regular Meetings. No notice shall be required to be given of any regular meeting, unless the same be held at other than the time or place for holding such meetings as fixed in accordance with Section 3-3 of these by-laws, in which event one (1) day's notice shall be given of the time and place of such meeting.

         (b) Special Meetings. At least one (1) day's notice shall be given of the time, place and purpose for which any special meeting of the Board of Directors is to be held.

         Section 3-6. Quorum. A majority of the total number of Directors shall constitute a quorum for the transaction of business, and the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If there be less than a quorum present, a majority of those present may adjourn the meeting from time to time and place to place and shall cause notice of each such adjourned meeting to be given to all absent Directors.

         Section 3-7. Informal Action by the Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 3-8. Powers.

         (a) General Powers. The Board of Directors shall have all powers necessary or appropriate to the management of the business and affairs of the Corporation, and, in addition to the power and authority conferred by these by-laws, may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute, these by-laws or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

         (b) Specific Powers. Without limiting the general powers conferred by the last preceding clause and the powers conferred by the Certificate of Incorporation and by-laws of the Corporation, it is hereby expressly declared that the Board of Directors shall have the following powers:

         (i) To confer upon any officer or officers of the Corporation the power to choose, remove or suspend assistant officers, agents or servants.

         (ii) To appoint any person, firm or corporation to accept and hold in trust for the Corporation any property belonging to the Corporation or in which it is interested, and to authorize any such person, firm or corporation to execute any documents and perform any duties that may be requisite in relation to any such trust.

         (iii) To appoint a person or persons to vote shares of another corporation held and owned by the Corporation.

         (iv) By resolution adopted by a majority of the full Board of Directors, to designate one (1) or more of its number to constitute an executive committee which, to the extent provided in such resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed.

         (v) By resolution passed by a majority of the whole Board of Directors, to designate one (1) or more additional committees, each to consist of one (1) or more Directors, to have such duties, powers and authority as the Board of Directors shall determine. All committees of the Board of Directors, including the executive committee, shall have the authority to adopt their own rules of procedure. Absent the adoption of specific procedures, the procedures applicable to the Board of Directors shall also apply to committees thereof.

         (vi) To fix the place, time and purpose of meetings of stockholders.

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         (vii) To purchase or otherwise acquire for the Corporation any property, rights or privileges which the Corporation is authorized to acquire, at such prices, on such terms and conditions and for such consideration as it shall from time to time see fit, and, at its discretion, to pay for any property, rights or privileges acquired by the Corporation, either wholly or partly in money or in stocks, bonds, debentures or other securities of the Corporation.

         (viii) To create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effectuate the same.

         (ix) To appoint and remove or suspend such subordinate officers, agents or servants, permanently or temporarily, as it may from time to time think fit, and to determine their duties, and fix, and from time to time change, their salaries or emoluments, and to require security in such instances and in such amounts as it thinks fit.

         (x) To determine who shall be authorized on the Corporation's behalf to sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and documents.

         Section 3-9. Compensation of Directors. Compensation of Directors and reimbursement of their expenses incurred in connection with the business of the Corporation, if any, shall be as determined from time to time by resolution of the Board of Directors.

         Section 3-10. Removal of Directors by Stockholders. The entire Board of Directors or any individual Director may be removed from office, only for cause, and only by the holders of 66-2/3% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class. In case the entire Board of Directors be so removed, new Directors may be elected at such time. In the event that less than the entire Board of Directors be so removed, new Directors shall be elected by a majority of the Directors then in office, although less than a quorum.

         Section 3-11. Resignations. Any Director may resign at any time by submitting his written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

         Section 3-12. Vacancies. Except as provided in Section 3-10 of these by-laws, vacancies and newly created directorships resulting from any increase in the authorized number of Directors by the Board of Directors shall be filled solely by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, and each person so elected shall be a Director until his successor is elected and qualified or until his earlier resignation or removal.

         Section 3-13. Participation by Conference Telephone or Other Means. Directors may participate in regular or special meetings of the Board or a committee designated by the Board of Directors on which they serve by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other or as otherwise permitted by law, and such participation shall constitute presence in person at the meeting.



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                             ARTICLE IV -- OFFICERS
                         ----------------------------

         Section 4-1. Election and Office. The Corporation's principal officers shall consist of a Chairman of the Board, a Chief Executive Officer, a President, a Secretary and a Treasurer, all of whom shall be elected by the Board of Directors. The Board of Directors may elect, or may delegate authority to the Chairman of the Board, the Chief Executive Officer or the President to elect, such additional officers, including Vice Presidents, as may be deemed desirable, including one or more assistant and honorary officers. Any number of offices may be held by the same person.

         Section 4-2. Term. The Chairman of the Board, the President, the Secretary and the Treasurer shall each serve for a term of one year and until their respective successors are chosen and qualified, unless they resign or are removed from office by the Board of Directors during their respective tenures. The term of office of any other officer shall be as specified by the Board of Directors or, if elected by the Chairman of the Board, the Chief Executive Officer or the President, by the electing officer, subject to removal by the Board of Directors.

         Section 4-3. Powers and Duties of the Chairman of the Board. Unless otherwise determined by the Board of Directors, the Chairman of the Board shall have the usual duties of such an officer. In the exercise of these duties and subject to the limitations of the laws of the State of Delaware, the Certificate of Incorporation, these by-laws, and the actions of the Board of Directors, he shall preside at all meetings of the stockholders at which he shall be present, and shall preside at all meetings of the Board of Directors at which he shall be present and, except as may be precluded by law or rules applicable to the Corporation, including rules of a stock exchange, or unless otherwise specified by the Board of Directors, shall be a member of all committees designated by the Board of Directors. He shall also do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

         Section 4-4. Powers and Duties of the Chief Executive Officer. Unless otherwise determined by the Board of Directors, the Chief Executive Officer shall have general supervision over and direction of the affairs of the Corporation. In the exercise of these duties, the Chief Executive Officer may appoint, suspend and discharge employees and agents. In addition, he shall perform the duties of the Chairman of the Board when the Chairman is unable to do so and shall preside at all meetings of the Board of Directors in the absence of the Chairman of the Board. Unless otherwise determined by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock, and, at any such meeting, shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised. He also shall have such other powers and perform such other duties as shall be designated by the Board of Directors.

         Section 4-5. Powers and Duties of the President. The President shall have such powers and perform such duties as shall be designated by the Chief Executive Officer.

         Section 4-6. Powers and Duties of Vice Presidents. Each Vice President shall have such powers and perform such duties as shall be designated by the Board of Directors or, if elected by the Chairman of the Board, the Chief Executive Officer or the President, by the electing officer. Vice Presidents may be designated as having responsibility for a specific aspect of the Corporation's affairs.

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         Section 4-7. Powers and Duties of the Secretary. Unless otherwise determined by the Board of Directors, the Secretary shall record all proceedings of the meetings of the Corporation, the Board of Directors and all committees, in books to be kept for that purpose, and shall attend to the giving and serving of all notices for the Corporation. He shall have charge of the corporate seal, the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct. He shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

         Section 4-8. Powers and Duties of the Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall have charge of all the funds and securities of the Corporation which may come into his hands. When necessary or proper, unless otherwise ordered by the Board of Directors, he shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may designate and shall sign all receipts and vouchers for payments made to the Corporation. He shall sign all checks made by the Corporation, except when the Board of Directors shall otherwise direct. He shall enter regularly, in books of the Corporation to be kept by him for that purpose, a full and accurate account of all moneys received and paid by him on account of the Corporation. Whenever required by the Board of Directors, he shall render a statement of the financial condition of the Corporation. He shall at all reasonable times exhibit his books and accounts to any Director of the Corporation, upon application at the office of the Corporation during business hours. He shall have such other powers and shall perform such other duties as may be assigned to him from time to time by the Board of Directors. He shall give such bond, if any, for the faithful performance of his duties as shall be required by the Board of Directors and any such bond shall remain in the custody of the President.

         Section 4-9. Delegation of Office. The Board of Directors may delegate the powers or duties of any officer of the Corporation to any other officer or to any Director from time to time.

         Section 4-10. Vacancies. The Board of Directors shall have the power to fill any vacancies in any office occurring for whatever reason.

         Section 4-11. Resignations. Any officer may resign at anytime by submitting his written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation, unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

                          ARTICLE V -- CAPITAL STOCK
                       ---------------------------------

         Section 5-1. Stock Certificates. Except to the extent that shares are issued in uncertificated form upon resolution of the Board of Directors, shares of the Corporation shall be represented by certificates signed by or in the name of the Corporation by (a) the Chairman of the Board of Directors, or the President or a Vice President, and (b) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in the certificate form. If such certificate is countersigned (i) by a transfer agent other than the Corporation or its employee, or (ii) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

         Section 5-2. Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

         In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         Section 5-3. Transfer of Shares. Transfer of shares shall be made on the books of the Corporation only upon surrender of the share certificate, duly endorsed and otherwise in proper form for transfer, which certificate shall be canceled at the time of the transfer. No transfer of shares shall be made on the books of this Corporation if such transfer is in violation of a lawful restriction noted conspicuously on the certificate.

         Section 5-4. Lost, Stolen or Destroyed Share Certificates. The Corporation may issue a new certificate or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the alleged lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond or other instrument acceptable to the Corporation sufficient to indemnify it against any claim that may be made against it on account of the alleged lost, stolen or destroyed certificate or the issuance of such new certificate or uncertificated shares.

                             ARTICLE VI -- NOTICES
                          ---------------------------

         Section 6-1. Contents of Notice. Whenever any notice of a meeting is required to be given pursuant to these by-laws or the Certificate of Incorporation or otherwise, the notice shall specify the place, day and time of the meeting and, in the case of a special meeting or where otherwise required by law, the general nature of the business to be transacted at such meeting.

         Section 6-2. Method of Notice. All notices shall be given to each person entitled thereto by any means at the time permitted by applicable law. Without limiting the generality of the foregoing, a notice may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or reputable courier service, charges prepaid, or by facsimile transmission or other recognized means of electronic transmission, to such person's address (or to such person's telex, TWX or facsimile number or other electronic address) appearing on the books of the Corporation or, in the case of Directors, supplied by such Director to the Corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person. If the notice is sent by telex, TWX, facsimile transmission or other electronic transmission, it shall be deemed to have been given when dispatched. Except as otherwise provided herein, or as otherwise directed by the Board of Directors, notices of meetings may be given by, or at the direction of, the Secretary. If no address for a stockholder appears on the books of the Corporation and such stockholder has not supplied the Corporation with an address for the purpose of notice, notice deposited in the United States Mail addressed to such stockholder care of General Delivery in the city in which the principal office of the Corporation is located shall be sufficient.

         Section 6-3. Waiver of Notice. Whenever notice is required to be given under any provision of law or of the Certificate of Incorporation or by-laws of the Corporation, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.

         Section 6-4. Computing Time Periods.

         (a) Days to be Counted. In computing the number of days for purposes of these by_laws, all days shall be counted, including Saturdays, Sundays and any holiday on which national banks are or may elect to be closed ("Holiday"); provided, however, that if the final day of any time period falls on a Saturday, Sunday or Holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or Holiday. In computing the number of days for the purpose of giving notice of any meeting, the date upon which the notice is given shall be counted but the day set for the meeting shall not be counted.

         (b) One Day's Notice. In any case where only one day's notice is being given, notice must be given at least twenty-four (24) hours in advance by delivery in person, telephone, telex, TWX, facsimile, electronic transmission or similar means of communication.

                       ARTICLE VII -- INDEMNIFICATION OF
                        DIRECTORS AND OFFICERS AND OTHER
                                     PERSONS
                       ---------------------------------

         Section 7-1. Indemnification. Subject to provisions in the Certificate of Incorporation, the Corporation shall indemnify any Director, officer, employee or agent of the Corporation against expenses (including legal fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him, to the fullest extent now or hereafter permitted by law in connection with and including, but not limited to those instances in which such indemnification, although greater in scope or decree than that expressly provided by Section 145 of the Delaware General Corporation Law, is deemed by a majority of disinterested Directors even though less than a quorum (which may consist of only one Director if there is only one disinterested Director) or by independent legal counsel, after due investigation, to be in the best interest of the Corporation, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against him by reason of his performance as a Director, officer, employee or agent of the Corporation, its parent or any of its subsidiaries, or in any other capacity on behalf of Corporation, its parent or any of its subsidiaries.

         The Board of Directors by resolution adopted in each specific instance may similarly indemnify any person other than a Director, officer, employee or agent of the Corporation for liabilities incurred by him in connection with services rendered by him for or at the request of the Corporation, its parent or any of its subsidiaries.

         The provisions of this Section shall be applicable to all actions, suits or proceedings commenced after its adoption, whether such arise out of acts or omissions which occurred prior or subsequent to such adoption and shall continue as to a person who has ceased to be a Director, officer, employee or agent or to render services for or at the request of the Corporation or, as the case may be, its parent or subsidiaries and shall inure to the benefit of the heirs, executors and administrators of such a person. The rights of indemnification provided for herein shall not be deemed exclusive of any other rights to which any Director, officer, employee or agent of the Corporation may be entitled under these by-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         Section 7-2. Advances. Expenses incurred in connection with any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, shall be paid by the Corporation on behalf of a Director or officer, and may be paid by the Corporation on behalf of any authorized representative, in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation as provided in this Article or authorized by law. The financial ability of any such person to make such repayment shall not be a prerequisite to the making of an advance.

         Section 7-3. Independent Legal Counsel. Independent legal counsel may be appointed by the Board of Directors, even if a quorum of disinterested Directors is not available, or by a person designated by the Board of Directors. If independent legal counsel, so appointed, shall determine in a written opinion that indemnification is proper under this Article, indemnification shall be made without further action of the Board of Directors.

         Section 7-4. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under law.

         Section 7-5. Amendment of this Article VII. The provisions of this
Article VII relating to indemnification and to the advancement of expenses shall constitute a contract between the Corporation and each of its Directors and officers which may be modified as to any Director or officer only with that person's consent or as specifically provided in this Section. Notwithstanding any other provision of these by-laws relating to their amendment generally, any repeal or amendment of this Article VII which is adverse to any Director or officer shall apply to such Director or officer only on a prospective basis, and shall not limit the rights to indemnification or to the advancement of expenses with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these by-laws, no repeal or amendment of these by-laws shall affect any or all of this Article VII so as to limit indemnification or the advancement of expenses in any manner unless adopted by (a) the unanimous vote of the Directors of the Corporation then serving, or (b) the affirmative vote of stockholders entitled to cast not less than 66 2/3% of the votes that all stockholders are entitled to cast in the election of Directors; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

                             ARTICLE VIII -- SEAL
                           ------------------------

         The form of the seal of the Corporation, called the corporate seal of the Corporation, shall be as impressed adjacent hereto.

                           ARTICLE IX -- FISCAL YEAR
                        -------------------------------

         The Board of Directors shall have the power by resolution to fix the fiscal year of the Corporation. If the Board of Directors shall fail to do so, the Chief Executive Officer shall fix the fiscal year.

                            ARTICLE X -- AMENDMENTS
                        ------------------------------

         Subject to Section 7-5 of these by-laws, these by-laws may be amended or repealed or other by-laws of the Corporation may be adopted by the stockholders holding at least 66 2/3% of the combined voting power of all outstanding shares entitled to vote thereon at any regular or special meeting or, if the Corporation's Certificate of Incorporation so provides, by the Board of Directors. The fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the power nor limit their power to amend or repeal these by-laws or to adopt any other by-laws of the Corporation. In the case of a meeting of stockholders to amend or repeal these by-laws or to adopt any other by-laws, written notice shall be given to each stockholder entitled to vote thereon that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of by-laws.

             ARTICLE XI -- INTERPRETATION OF BY-LAWS; SEPARABILITY
          -----------------------------------------------------------

         Section 11-1. Interpretation. All words, terms and provisions of these by-laws shall be interpreted and defined by and in accordance with the General Corporation Law of the State of Delaware, as amended, and as amended from time to time hereafter. If any provision of these by-laws shall be inconsistent with any provision of the Certificate of Incorporation, the provision of the Certificate of Incorporation shall prevail. Where any provision of these by-laws refers to a rule or a process as set forth in these by-laws, the reference shall be construed to include and be satisfied by any rule or process on the same subject set forth in the Certificate of Incorporation.

         Section 11-2. Separability. The provisions of these by-laws are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.


            ARTICLE XII -- DETERMINATIONS BY THE BOARD OF DIRECTORS
         ------------------------------------------------------------

         Any determination involving interpretation or application of these by-laws made in good faith by the Board of Directors shall be final, binding and conclusive on all parties in interest.